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                                                                    EXHIBIT 99.4

                    [LETTERHEAD OF STEEL HECTOR & DAVIS LLP]


                                January 13, 1999


Aircraft Service International Group, Inc.
1815 Griffin Road, Suite 300
Fort Lauderdale International Airport
Fort Lauderdale, FL 33004-2252


Ladies and Gentlemen:

         We have acted as special Florida counsel to Aircraft Service International Group, Inc., a Delaware corporation (the "Company") in connection with the Guarantees (as defined below) related to up to $80,000,000 in aggregate principal amount of the Company's 11% Series B Senior Notes due 2005 (the "Exchange Notes"), to be issued pursuant to a Registration Statement on Form S-4 (Registration No. 333-64513) originally filed with the Securities and Exchange Commission (the "Commission") on September 29, 1998, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The obligations of the Company under the Exchange Notes will be guaranteed (the "Guarantees") by Florida Aviation Fueling Company, Inc., a Florida corporation ("Florida Aviation") and Dispatch Services, Inc., a Florida corporation ("Dispatch," and collectively with Florida Aviation, the "Florida Guarantors"). The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (the "Indenture"), dated as of August 18, 1998, among the Company, the Florida Guarantors, Aircraft Service International, Inc., a Delaware corporation, and State Street Bank and Trust Company, as Trustee, in exchange for and in replacement of the Company's outstanding 11% Senior Notes due 2005, of which $80,000,000 in aggregate principal amount is outstanding.

         The law covered by the opinions expressed herein is limited to the federal law of the United States and the law of the State of Florida; we express no opinion as to the laws of any jurisdiction other than Florida and the federal law of the United States. Notwithstanding the foregoing, the opinions contained herein shall not be construed as expressing any opinion regarding local statutes, ordinances, administrative decisions, or regarding the rules and regulations of counties, towns, municipalities or special political subdivisions (whether created or enabled through legislative action at the state or regional level), or regarding judicial decisions to the extent they deal with any of the foregoing.

         We have examined a copy of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of officers of the Company and the Florida Guarantors and of public officials and such other instruments and sources as we have deemed necessary or advisable for the purpose of rendering this opinion, including those relating to the authorization, execution and delivery by the Florida Guarantors of the Guarantees and the authorization and issuance by the Company of the Exchange Notes. As to matters of fact (but not matters of law or legal conclusions) we have relied, without additional investigation (except as otherwise indicated herein), upon such certificates and assurances of public officials and such certificates of one or more of the officers of the Company and the Florida Guarantors as we have deemed reasonably necessary, and believe that we are justified in relying thereon. With your permission, we have also relied upon that certain Certificate of Secretary of Dispatch dated January 13, 1999 and that certain Certificate of Secretary of Florida Aviation dated January 13, 1999.



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Aircraft Service International Group, Inc.
January 13, 1999
Page 2



         We have assumed, without investigation, the authenticity of each document submitted to us as an original, the conformity with the original of each document submitted to us as a copy and the authenticity of the original of each such copy, the genuineness of all signatures (which foregoing assumptions, to our knowledge, are not unwarranted) and the legal capacity of all natural persons. In making our examination of any documents, we have assumed that all parties other than the Florida Guarantors are duly organized, validly existing and in good standing under the laws of the jurisdictions of their organization or creation, that each has the power and authority to enter into and perform all obligations thereunder, and as to such parties (other than the Florida Guarantors), we also have assumed the due authorization by all requisite action (corporate or otherwise), the due execution and delivery of such documents and the validity and binding effect and enforceability thereof.

         We have also assumed that each of the Florida Guarantors received due payment upon issuance for all shares of capital stock issued by such corporation through the date hereof, and we have no reason to believe that any such payment was not made.

         Based upon and subject to the foregoing and the other qualifications, limitations and assumptions contained herein, we are of the opinion that:

                  (i) Each of the Florida Guarantors is validly existing as a corporation and its status is active under the laws of the State of Florida and it has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described or reflected in the Registration Statement.

                  (ii) Each of the Florida Guarantors has the corporate power to enter into and perform its obligations under the Indenture and the Guarantees. The Board of Directors of each of the Florida Guarantors, or a duly authorized committee thereof, has adopted by requisite vote the resolutions necessary to authorize such Florida Guarantor's execution, delivery and performance of the Indenture and the Guarantees.

                  (iii) Each of the Florida Guarantors has duly executed and delivered the Indenture.

                  (iv) The execution and delivery of the Guarantees to be endorsed on the Exchange Notes by the Florida Guarantors have each been duly authorized by all requisite corporate action.

                  (v) The execution and delivery of the Indenture and the Guarantees by the Florida Guarantors do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or violation of
(i) the articles of incorporation or bylaws of either of the Florida Guarantors or (ii) any Florida statute, rule or regulation which, in our experience, is normally applicable either to general business corporations that are not engaged in regulated business activities or to transactions of the type contemplated by the Registration




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Aircraft Service International Group, Inc.
January 13, 1999
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Statement (but without our having made any special investigation as to other laws and provided that no opinion is expressed with respect to (a) any laws, rules or regulations relating to disclosure, misrepresentations, fraud or fraudulent conveyances or (b) the Act, the Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, or any state "blue sky" laws).

         Although we have acted as special Florida counsel to the Florida Guarantors in connection with the matters set forth herein, our engagement has been limited to such matters as to which we have been consulted, and we do not and have not represented the Florida Guarantors in any other matter. Consequently, there may exist matters of a legal nature involving the Florida Guarantors in connection with which we have not been consulted.

         This opinion is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. We have assumed no obligation to advise you beyond the opinions specifically expressed herein.

         The opinions expressed herein are as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances which may come to our attention or any changes in law which may occur.

         This opinion letter may be relied upon by you only in connection with the transactions contemplated by the Agreement. This opinion letter may not be used or relied upon by you or any other person for any purpose whatsoever, without in each instance our prior written consent. Copies of this opinion letter may not be furnished to any other person or entity other than your counsel, nor may any portion of this letter be quoted, circulated or referred to in any other document, without in each instance our prior written consent. However, Kirkland & Ellis, may rely upon this opinion letter to the same extent as if it were an addressee hereof.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 99.4 to the Registration Statement.

                                        Very truly yours,

                                        /s/ STEEL HECTOR & DAVIS LLP

                                        STEEL HECTOR & DAVIS LLP